Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Registration Statement on Form S-8 (No. 333-126211) of  Win Global Markets, Inc  of our report  dated March 27, 2013, relating  to the  consolidated financial statements included  in this Annual Report on Form 10-K.

/s/ Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

Tel-Aviv, Israel
March 27, 2013